Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS REPORTS RECORD EPS RESULTS FOR THE FOURTH QUARTER AND FISCAL 2007

COMPANY COMPLETES $150 MILLION SHARE REPURCHASE PROGRAM

COMPANY PROVIDES INITIAL GUIDANCE FOR FISCAL 2008

Columbus, Ohio – March 5, 2008 – Big Lots, Inc. (NYSE: BIG) today reported net income of $92.0 million, or $1.04 per diluted share, for the 13 week fourth quarter of fiscal 2007.  This compares to net income of $104.3 million, or $0.94 per diluted share for the 14 week fourth quarter of fiscal 2006.  For the 52 week fiscal 2007 ended February 2, 2008, net income was $158.5 million, or $1.55 per diluted share, compared to net income of $124.0 million, or $1.11 per diluted share, for the 53 week fiscal 2006.  Consistent with the retail calendar, results for the fourth quarter and full year of fiscal 2006 contained one extra week with the incremental earnings impact estimated to be $0.05 per diluted share.  Results include both the continuing operations of the business and discontinued operations.  Income from discontinued operations, which are discussed later in this release, for the fourth quarter and fiscal year 2007 totaled $6.4 million and $7.3 million, respectively, compared to income from discontinued operations of $12.7 million and $11.4 million for the fourth quarter and full year of fiscal 2006, respectively.

Continuing Operations
For the fourth quarter of fiscal 2007, the income from continuing operations was $85.6 million, or $0.97 per diluted share, compared to income from continuing operations of $91.6 million, or $0.83 per diluted share, for the same period of fiscal 2006.  For fiscal 2007, income from continuing operations was $151.2 million, or $1.47 per diluted share, compared to income from continuing operations of $112.6 million, or $1.01 per diluted share, for fiscal 2006.

For the fourth quarter and fiscal 2007, results from continuing operations include items that we believe are not directly related to our ongoing operations.  Therefore, we have provided supplemental non-GAAP fourth quarter and full year results and the complementary schedules entitled “Unaudited Adjusted Results and Reconciliation” that exclude these items.  We believe that these non-GAAP financial measures should facilitate analysis by investors and others who follow our financial performance.  In the supplemental non-GAAP disclosures, the items excluded from continuing operations represent net income of $3.1 million, or $0.04 per diluted share, for the fourth quarter of fiscal 2007, and $6.1 million, or $0.06 per diluted share, for fiscal 2007.  The items are comprised of: (1) net income of $3.1 million recognized in the fourth quarter related to the bankruptcy trust settlement of KB Toys and (2) net income of $3.0 million recognized during fiscal 2007 related to insurance proceeds recovered from claims filed as a result of hurricanes occurring during fiscal 2005.  Excluding the bankruptcy trust settlement of KB Toys, the fourth quarter fiscal 2007 income from continuing operations was $82.5 million, or $0.93 per diluted share.  Excluding the bankruptcy trust settlement of KB Toys and insurance proceeds recovered from the hurricane-related claims filed during fiscal 2005, the fiscal 2007 income from continuing operations was $145.1 million, or $1.41 per diluted share.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

FISCAL 2007 HIGHLIGHTS

•	Income from continuing operations (on a non-GAAP basis) of $1.41 per diluted share versus income from continuing operations of $1.01 per diluted share last year
•	Comparable store sales increase of 2.0%
•	Operating profit rate expansion of 140 basis points
•	Cash Flow (defined as operating activities less investing activities) of $249 million
•	Record inventory turnover of 3.5
•	Invested $713 million to repurchase 30 million shares of our stock

Commenting on fiscal year 2007 results, Steve Fishman, Chairman and Chief Executive Officer stated, “Our continued focus on our WIN strategy enabled us to drive record EPS performance at Big Lots in 2007.  We expanded our operating profit rate, turned our inventory faster, and generated nearly $250 million of cash flow in what most people have described as a very difficult economic environment.  We reinvested in our business by rolling out new point of sale register systems to 700 stores and by retrofitting almost 70 stores.  And because of our discipline around inventory and capital investments, we were able to return over $700 million to shareholders by repurchasing 30 million shares of our stock, or approximately 27% of the outstanding shares at the beginning of fiscal 2007.  Based on the successes of the last 30 months, we remain firmly committed to our strategy and believe our long-term goals are well within our sights.”

FOURTH QUARTER HIGHLIGHTS

•	Income from continuing operations (on a non-GAAP basis) of $0.93 per diluted share versus income from continuing operations of $0.83 per diluted share last year
•	Operating profit rate expansion of 50 basis points
•	Invested $231 million to repurchase 12.8 million shares of our stock

Fourth Quarter Results (on a non-GAAP basis)

Net sales for the 13 week fourth quarter of fiscal 2007 were $1,412.4 million, compared to $1,545.4 million for the 14 week fourth quarter of fiscal 2006.  Comparable store sales for stores open at least two years at the beginning of the fiscal year decreased 0.6% for the quarter.

Our operating profit rate for the fourth quarter of fiscal 2007 was 9.4% of sales compared to last year’s operating profit rate of 8.9% of sales.  The improvement in operating profit rate resulted from the continuation of expense leverage compared to the prior year, partially offset by a lower gross margin rate for the quarter.  Expenses as a percent of sales improved by 130 basis points resulting primarily from distribution and transportation efficiencies, lower insurance costs, and lower bonus expense compared to the prior year.  Our gross margin rate decreased 80 basis points compared to last year principally due to lower sales and more promotional markdowns than originally planned in certain higher margin categories, specifically in the Toys department and the Home category.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

For the fourth quarter of fiscal 2007, we recorded net interest expense of $2.0 million compared to net interest income of $1.9 million last year with the change directly related to the repurchase of $713 million of our shares during fiscal 2007.  The income tax rate for the fourth quarter of fiscal 2007 was 36.8% compared to 34.0% last year.

Inventory and Cash Management

Inventory ended the fourth quarter at $748 million, down 1% or $10 million compared to last year.  Lower inventory value resulted from a decline in store count as average store inventory levels were relatively flat compared to the prior year.  For fiscal 2007, we achieved record inventory turnover results driven by improving inventory management, timely flow of merchandise, and continually taking markdowns to generate sell-thru.  Inventory turnover performance combined with improving operating results and better vendor payment terms yielded Cash Flow for fiscal 2007 of $249 million.  We ended the fourth quarter of fiscal 2007 with $164 million in debt which was attributable to the $713 million of share repurchase activity during the year.

Share Repurchase Programs

As anticipated, we completed the $600 million repurchase of our shares as authorized by our Board of Directors in March 2007 (“March 2007 Repurchase Program”) by repurchasing 5.8 million shares during the fourth quarter of fiscal 2007 at a weighted average price of $20.48 per share.  In total, 23.0 million shares were purchased under the March 2007 Repurchase Program.

As announced in our press release dated November 30, 2007, our Board of Directors authorized the additional repurchase of up to $150 million of our shares (“November 2007 Repurchase Program”) commencing after the completion of the March 2007 Repurchase Program and continuing until exhausted.  During the fourth quarter of fiscal 2007, we invested $113 million under the new November 2007 Repurchase Program to repurchase 7.0 million shares at a weighted average price of $16.09 per share.

Combining the activity under the March 2007 Repurchase Program and the November 2007 Repurchase Program, during fiscal 2007, we invested a total of $713 million to purchase 30.0 million shares of our shares, or approximately 27% of the outstanding shares at the beginning of fiscal 2007.

During the first four weeks of fiscal 2008, we completed the November 2007 Repurchase Program by investing the remaining $37 million to purchase 2.2 million shares at a weighted average price of $17.28.   In total, 9.2 million shares were purchased at a weighted average price of $16.38 under the November 2007 Repurchase Program.

Discontinued Operations

As discussed in our Form 10-K filed with the SEC on April 4, 2007, activity related to KB Toys, our former division, as well as the operating results and costs associated with 130 stores closed in January 2006 are classified as discontinued operations.  Income from discontinued operations for the fourth quarter and fiscal year 2007 totaled $6.4 million and $7.3 million, respectively, compared to net income from discontinued operations of $12.7 million and $11.4 million for the fourth quarter and full year of fiscal 2006, respectively.  The net income from discontinued operations for the fourth quarter of fiscal 2007 was principally comprised of $5.3 million related to the release of a portion of our KB Toys business bankruptcy-related indemnification reserves and $1.1 million related to the bankruptcy trust settlement related to the KB Toys business, partially offset by $0.1 million of expense related to the 130 stores we closed in fiscal 2005.  The net income from discontinued operations for the fourth quarter of fiscal 2006 was principally comprised of $13.5 million related to the release of a portion of our KB Toys business bankruptcy-related indemnification reserves and $0.6 million related to the release of a portion of the remaining lease obligations of the 130 stores we closed in the fourth quarter of fiscal 2006, partially offset by a $1.4 million loss due to the sale of a distribution center formerly owned by the KB Toys business.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

2008 OUTLOOK

•
Initial Fiscal 2008 annual guidance for income from continuing operations of $1.70 to $1.80 per diluted share versus income from continuing operations (on non-GAAP basis) of $1.41 per diluted share in Fiscal 2007

•	Comparable store sales expected to increase 1% to 2%
•	Initial annual Cash Flow guidance of approximately $175 million
•	Initial Q1 2008 guidance for income from continuing operations of $0.30 to $0.35 per diluted share versus income from continuing operations (on non-GAAP basis) of $0.24 per diluted share in Q1 2007

We estimate fiscal 2008 income from continuing operations will be in the range of $1.70 to $1.80 per diluted share compared to income from continuing operations (on a non-GAAP basis) of $1.41 per diluted share for fiscal 2007.  This guidance for EPS growth in the range of 21% to 28% compared to last year is based on an expected increase in comparable store sales of approximately 1% to 2% and continued expense leverage.  Expense leverage at the planned comparable store sales increase is expected to be in the range of 10 to 30 basis points.  The Company estimates that a comparable store sales increase of less than 1% is needed to leverage the expense structure of the business.  The gross margin rate for fiscal 2008 is expected to be flat to slightly up compared to fiscal 2007.

We estimate interest expense of approximately $7 million and an income tax rate in the range of 38.5% to 39.0% for fiscal 2008.  Capital expenditures are expected to be approximately $90 to $95 million with depreciation expense estimated to be in the range of $80 to $85 million.  We estimate this financial performance combined with an inventory turnover of 3.6 times should result in Cash Flow of approximately $175 million.  The average diluted share count is estimated to be in the range of 82 to 83 million for fiscal 2008.

For the first quarter of fiscal 2008, we estimate a 1% to 2% comparable store sales increase.  Based on this level of sales performance, our income from continuing operations is estimated to be in the range of $0.30 to $0.35 per diluted share, compared to income from continuing operations (on a non-GAAP basis) of $0.24 per diluted share for the first quarter of fiscal 2007.

Q1	2008 Guidance	2007 Actual (1)
Comps	1% to 2%	$4.9
EPS From Continuing Operations	$0.30-$0.35	$0.24

Full Year
Comps	1% to 2%	2.0%
EPS from continuing Operations	$1.70 - $1.80	$1.41

(1)
The first quarter of fiscal 2007 and fiscal year 2007 EPS from Continuing Operations are not presented in accordance with GAAP as they excluded certain items that we believe are not directly related to our on-going operations (i.e. hurricane settlements and KB Toys bankruptcy trust settlement).

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. Eastern Time to discuss our fourth quarter and fiscal 2007 financial results, and provide commentary on our 2008 financial guidance.  We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Wednesday, March 26. A replay of the call will also be available beginning March 5 at 12:00 noon (Eastern Time) through March 26 at midnight by dialing: 1.800.207.7077 (United States and Canada) or 1.913.383.5767 (International or metro-Seattle). The PIN is 6204.

Big Lots is the nation’s largest broadline closeout retailer.  We currently operate 1,353 BIG LOTS stores in 47 states. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online sales at www.biglotswholesale.com. Our website is located at www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	FEBRUARY 2,	FEBRUARY 3,
	2008	2007
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$37,131	$281,657
Inventories	747,942	758,185
Deferred income taxes	53,178	60,292
Other current assets	52,859	48,913
Total current assets	891,110	1,149,047

Property and equipment - net	481,366	505,647

Deferred income taxes	51,524	45,057
Other assets	19,815	20,775

	$1,443,815	$1,720,526

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$260,272	$193,996
Property, payroll and other taxes	65,260	93,706
Accrued operating expenses	62,570	58,815
Insurance reserves	37,762	43,518
KB bankruptcy lease obligation	0	12,660
Accrued salaries and wages	37,531	43,515
Income taxes payable	36,541	28,022
Accrued interest	408	0
Total current liabilities	500,344	474,232

Long-term obligations	163,700	0

Deferred rent	35,955	37,801
Insurance reserves	45,092	44,238
Unrecognized tax benefits	25,353	0
Other liabilities	34,885	34,552

Shareholders' equity	638,486	1,129,703
	$1,443,815	$1,720,526

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		14 WEEKS ENDED
	February 2, 2008		February 3, 2007
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,412,374	100.0	$1,545,354	100.0
Gross margin	560,550	39.7	625,472	40.5
Selling and administrative expenses	399,064	28.3	461,793	29.9
Depreciation expense	23,624	1.7	26,711	1.7
Operating profit	137,862	9.8	136,968	8.9
Interest expense	(2,081)	(0.1)	(191)	0.0
Interest and investment income	56	0.0	2,048	0.1
Income from continuing operations before income taxes	135,837	9.6	138,825	9.0
Income tax expense	50,189	3.6	47,234	3.1
Income from continuing operations	85,648	6.1	91,591	5.9
Income from discontinued operations, net of tax expense of $4,145 and $6,218, respectively	6,367	0.5	12,708	0.8
Net income	$92,015	6.5	$104,299	6.7

Earnings per common share - basic (a)
Continuing operations	$0.97		$0.84
Discontinued operations	0.07		0.12
Net income	$1.05		$0.96

Earnings per common share - diluted (a)
Continuing operations	$0.97		$0.83
Discontinued operations	0.07		0.11
Net income	$1.04		$0.94

Weighted average common shares outstanding
Basic	87,974		109,090
Dilutive effect of share-based awards	507		1,888
Diluted	88,481		110,978

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with SFAS No. 128; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

UNAUDITED ADJUSTED RESULTS
Schedule Provided for Informational Purposes Only

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING FISCAL 2007 KB BANKRUPTCY PROCEEDS
(In thousands, except per share data)

	13 WEEKS ENDED		14 WEEKS ENDED
	FEBRUARY 2, 2008		FEBRUARY 3, 2007
		%		%
	(Unaudited)		(Unaudited)
	Adjusted Results Excluding KB Bankruptcy Proceeds
	(non-GAAP)		As Reported

Net sales	$1,412,374	100.0	$1,545,354	100.0
Gross margin	560,550	39.7	625,472	40.5
Selling and administrative expenses	404,236	28.6	461,793	29.9
Depreciation expense	23,624	1.7	26,711	1.7
Operating profit	132,690	9.4	136,968	8.9
Interest expense	(2,081)	(0.1)	(191)	0.0
Interest and investment income	56	0.0	2,048	0.1
Income from continuing operations before income taxes	130,665	9.3	138,825	9.0
Income tax expense	48,144	3.4	47,234	3.1
Income from continuing operations	82,521	5.8	91,591	5.9
Income from discontinued operations, net of tax expense of $4,145 and $6,218, respectively	6,367	0.5	12,708	0.8
Net income	$88,888	6.3	$104,299	6.7

Earnings per common share - basic (a)
Continuing operations	$0.94		$0.84
Discontinued operations	0.07		0.12
Net income	$1.01		$0.96

Earnings per common share - diluted (a)
Continuing operations	$0.93		$0.83
Discontinued operations	0.07		0.11
Net income	$1.00		$0.94

Weighted average common shares outstanding
Basic	87,974		109,090
Dilutive effect of share-based awards	507		1,888
Diluted	88,481		110,978

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with SFAS No. 128; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING FISCAL 2007 KB BANKRUPTCY PROCEEDS
(In thousands, except per share data)

	13 WEEKS ENDED			14 WEEKS ENDED
	FEBRUARY 2, 2008			FEBRUARY 3, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	As Reported	KB Bankruptcy Proceeds (a)	Adjusted Results Excluding KB Bankruptcy Proceeds	As Reported
			(non-GAAP)

Net sales	$1,412,374		$1,412,374	$1,545,354
Gross margin	560,550		560,550	625,472
Selling and administrative expenses	399,064	5,172	404,236	461,793
Depreciation expense	23,624		23,624	26,711
Operating profit	137,862	(5,172)	132,690	136,968
Interest expense	(2,081)		(2,081)	(191)
Interest and investment income	56		56	2,048
Income from continuing operations before income taxes	135,837	(5,172)	130,665	138,825
Income tax expense	50,189	(2,045)	48,144	47,234
Income from continuing operations	85,648	(3,127)	82,521	91,591
Income from discontinued operations, net of tax expense of $4,145 and $6,218, respectively	6,367		6,367	12,708
Net income	$92,015	$(3,127)	$88,888	$104,299

Earnings per common share - basic (b)
Continuing operations	$0.97	$(0.04)	$0.94	$0.84
Discontinued operations	0.07	0.00	0.07	0.12
Net income	$1.05	$(0.04)	$1.01	$0.96

Earnings per common share - diluted (b)
Continuing operations	$0.97	$(0.04)	$0.93	$0.83
Discontinued operations	0.07	0.00	0.07	0.11
Net income	$1.04	$(0.04)	$1.00	$0.94

Weighted average common shares outstanding
Basic	87,974	87,974	87,974	109,090
Dilutive effect of share-based awards	507	507	507	1,888
Diluted	88,481	88,481	88,481	110,978

(a)
The $5,172 reflected above is proceeds from the KB Toys bankruptcy trust recognized as a reduction of cost in selling and administrative expenses for our partial recovery of prior charges incurred against the Havens Corners Corporation Note ("HCC Note").  We sold the KB toy business in December 2000.  As partial consideration for the sale of the KB toy business, we received the HCC Note.  In January 2004, KB Toys filed for bankruptcy and in separate charges included in selling and administrative expenses in fiscal 2003 and 2005, we reduced our balance receivable on the HCC note.

(b)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with SFAS No. 128; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED		53 WEEKS ENDED
	February 2, 2008		February 3, 2007
		%		%
	(Unaudited)

Net sales	$4,656,302	100.0	$4,743,048	100.0
Gross margin	1,840,343	39.5	1,891,432	39.9
Selling and administrative expenses	1,515,379	32.5	1,622,339	34.2
Depreciation expense	88,484	1.9	101,279	2.1
Operating profit	236,480	5.1	167,814	3.5
Interest expense	(2,513)	(0.1)	(581)	0.0
Interest and investment income	5,236	0.1	3,257	0.1
Income from continuing operations before income taxes	239,203	5.1	170,490	3.6
Income tax expense	88,023	1.9	57,872	1.2
Income from continuing operations	151,180	3.2	112,618	2.4
Income from discontinued operations, net of tax expense of $4,726 and $4,445, respectively	7,281	0.2	11,427	0.2
Net income	$158,461	3.4	$124,045	2.6

Earnings per common share - basic (a)
Continuing operations	$1.49		$1.02
Discontinued operations	0.07		0.10
Net income	$1.56		$1.12

Earnings per common share - diluted (a)
Continuing operations	$1.47		$1.01
Discontinued operations	0.07		0.10
Net income	$1.55		$1.11

Weighted average common shares outstanding
Basic	101,393		110,336
Dilutive effect of share-based awards	1,149		1,594
Diluted	102,542		111,930

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with SFAS No. 128; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

UNAUDITED ADJUSTED RESULTS AND RECONCILIATION
Schedule Provided for Informational Purposes Only

EXCLUDING FISCAL 2007 KB BANKRUPTCY AND INSURANCE PROCEEDS
(In thousands, except per share data)

	52 WEEKS ENDED		53 WEEKS ENDED
	FEBRUARY 2, 2008		FEBRUARY 3, 2007
		%		%
	(Unaudited)
	Adjusted Results Excluding KB Bankruptcy and Insurance Proceeds
	(non-GAAP)		As Reported

Net sales	$4,656,302	100.0	$4,743,048	100.0
Gross margin	1,840,343	39.5	1,891,432	39.9
Selling and administrative expenses	1,525,471	32.8	1,622,339	34.2
Depreciation expense	88,484	1.9	101,279	2.1
Operating profit	226,388	4.9	167,814	3.5
Interest expense	(2,513)	(0.1)	(581)	0.0
Interest and investment income	5,236	0.1	3,257	0.1
Income from continuing operations before income taxes	229,111	4.9	170,490	3.6
Income tax expense	84,032	1.8	57,872	1.2
Income from continuing operations	145,079	3.1	112,618	2.4
Income from discontinued operations, net of tax expense of $4,726 and $4,445, respectively	7,281	0.2	11,427	0.2
Net income	$152,360	3.3	$124,045	2.6

Earnings per common share - basic (a)
Continuing operations	$1.43		$1.02
Discontinued operations	0.07		0.10
Net income	$1.50		$1.12

Earnings per common share - diluted (a)
Continuing operations	$1.41		$1.01
Discontinued operations	0.07		0.10
Net income	$1.49		$1.11

Weighted average common shares outstanding
Basic	101,393		110,336
Dilutive effect of share-based awards	1,149		1,594
Diluted	102,542		111,930

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with SFAS No. 128; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

UNAUDITED ADJUSTED RESULTS AND RECONCILIATION
Schedule Provided for Informational Purposes Only

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING FISCAL 2007 KB BANKRUPTCY AND INSURANCE PROCEEDS
(In thousands, except per share data)

	52 WEEKS ENDED				53 WEEKS ENDED
	FEBRUARY 2, 2008				FEBRUARY 3, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	As Reported	KB Bankruptcy Proceeds (a)	Insurance Proceeds (b)	Adjusted Results Excluding KB Bankruptcy and Insurance Proceeds	As Reported
				(non-GAAP)

Net sales	$4,656,302			$4,656,302	$4,743,048
Gross margin	1,840,343			1,840,343	1,891,432
Selling and administrative expenses	1,515,379	5,172	4,920	1,525,471	1,622,339
Depreciation expense	88,484			88,484	101,279
Operating profit	236,480	(5,172)	(4,920)	226,388	167,814
Interest expense	(2,513)			(2,513)	(581)
Interest and investment income	5,236			5,236	3,257
Income from continuing operations before income taxes	239,203	(5,172)	(4,920)	229,111	170,490
Income tax expense	88,023	(2,045)	(1,946)	84,032	57,872
Income from continuing operations	151,180	(3,127)	(2,974)	145,079	112,618
Income from discontinued operations, net of tax expense of $4,726 and $4,445, respectively	7,281			7,281	11,427
Net income	$158,461	$(3,127)	$(2,974)	$152,360	$124,045

Earnings per common share - basic (c)
Continuing operations	$1.49	$(0.03)	$(0.03)	$1.43	$1.02
Discontinued operations	0.07	0.00	0.00	0.07	0.10
Net income	$1.56	$(0.03)	$(0.03)	$1.50	$1.12

Earnings per common share - diluted (c)
Continuing operations	$1.47	$(0.03)	$(0.03)	$1.41	$1.01
Discontinued operations	0.07	0.00	0.00	0.07	0.10
Net income	$1.55	$(0.03)	$(0.03)	$1.49	$1.11

Weighted average common shares outstanding
Basic	101,393	101,393	101,393	101,393	110,336
Dilutive effect of share-based awards	1,149	1,149	1,149	1,149	1,594
Diluted	102,542	102,542	102,542	102,542	111,930

(a)
The $5,172 reflected above is proceeds from the KB Toys bankruptcy trust recognized as a reduction of cost in selling and administrative expenses for our partial recovery of prior charges incurred against the Havens Corners Corporation Note ("HCC Note").  We sold the KB toy business in December 2000.  As partial consideration for the sale of the KB toy business, we received the HCC Note.  In January 2004, KB Toys filed for bankruptcy and in separate charges included in selling and administrative expenses in fiscal 2003 and 2005, we reduced our balance receivable on the HCC note.

(b)	During fiscal 2007, we received $4,920 of insurance proceeds as recovery for damages related to hurricanes occurring in 2005.

(c)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with SFAS No. 128; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	14 WEEKS ENDED
	February 2, 2008	February 3, 2007
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$262,892	$308,712

Net cash used in investing activities	(20,646)	(5,096)

Net cash used in financing activities	(246,891)	(29,485)

(Decrease) increase in cash and cash equivalents	(4,645)	274,131
Cash and cash equivalents:
Beginning of period	41,776	7,526
End of period	$37,131	$281,657

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	52 WEEKS ENDED	53 WEEKS ENDED
	February 2, 2008	February 3, 2007
	(Unaudited)

Net cash provided by operating activities	$307,932	$381,477

Net cash used in investing activities	(58,764)	(30,421)

Net cash used in financing activities	(493,694)	(71,109)

(Decrease) increase in cash and cash equivalents	(244,526)	279,947
Cash and cash equivalents:
Beginning of period	281,657	1,710
End of period	$37,131	$281,657